Exhibit 21.1
DIGITALBRIDGE GROUP, INC.
LIST OF SIGNIFICANT SUBSIDIARIES

Subsidiary Name	State or Jurisdiction of Formation
CFI RE Holdco, LLC	Delaware
DigitalBridge Group Advisors, LLC	Delaware
Colony Capital Investment Advisors, LLC	Delaware
DigitalBridge Investment Holdco, LLC	Delaware
DigitalBridge OP Subsidiary, LLC	Delaware
DigitalBridge Operating Company, LLC	Delaware
DigitalBridge Guarantor, LLC	Delaware
DigitalBridge Issuer, LLC	Delaware
DigitalBridge Holdings 1, LLC	Delaware
DigitalBridge Digital IM Holdco, LLC	Delaware
DigitalBridge Investment Management LLC	Delaware
Digital Bridge Holdings, LLC	Delaware
DigitalBridge Management Holdings, LLC	Delaware
DCP Fund Advisor, LLC	Delaware
Digital Bridge Advisors, LLC	Delaware
DigitalBridge Zeus Investor, LLC	Delaware
Data Bridge Intermediate Holdings, LP	Delaware
DataBridge Upper Parent, Inc.	Delaware
Colony DBH Investor, LLC	Delaware
DataBridge Upper Parent Holdings II, LP	Delaware
DataBridge Upper Parent DC, Inc.	Delaware
Catapult Sell Down Holdings, LP	Delaware
DigitalBridge Zeus Partners II, LP	Delaware
Data Bridge Holdings, LLC	Delaware
DigitalBridge Zeus GP, LLC	Delaware
DigitalBridge Valhalla Partners I-A, LP	Delaware
DigitalBridge Valhalla Partners I-A Infrastructure Holdings, LP	Delaware
DCR YieldCo Holdings, LP	Delaware
Aviator DC REIT, LLC	Delaware
Aviator Holdings, LP	Delaware
Aviator Holdings REIT, LLC	Delaware
Aviator Holdings, LLC	Delaware
Vantage Data Centers Holdings, LLC	Delaware
Vantage Data Centers, LLC	Delaware
DigitalBridge DBP Holdco, LLC	Delaware